UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

CIRCOR INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)
Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington, MA 01803-4238
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 270-1200

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 Par Value Per Share	CIR	New York Stock Exchange

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 29, 2023, CIRCOR International, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) to its previously announced Agreement and Plan of Merger (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated June 26, 2023 (“Amendment No. 1”), the “Merger Agreement”), by and among the Company, Cube BidCo, Inc., a Delaware corporation (“Parent”), and Cube Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. Parent and Merger Sub are each affiliates of investment funds managed by KKR, a leading global investment firm.

As previously announced, the Company entered into the Merger Agreement, which provides that upon consummation of the Merger, Parent will acquire all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”) for $51.00 per share in cash.

Under the terms of Amendment No. 2, Parent has agreed to acquire all of the outstanding shares of Company Common Stock for $56.00 per share in cash, and has further agreed, subject to certain conditions, to pay additional cash consideration of up to a maximum aggregate amount of $1.00 per share in cash if the Merger does not close prior to October 31, 2023. The “ticking fee” of $1.00 would accrue on a prorated daily basis between November 1, 2023 and December 31, 2023, subject to adjustment depending on the timing of the initial filing of the Company’s proxy statement relating to the adoption of the Merger Agreement.

Amendment No. 2 was executed after the Company received an unsolicited binding proposal from Arcline Investment Management LP (“Arcline”) to acquire all of the issued and outstanding shares of Company Common Stock for $57.00 per share in cash.  The Company’s Board of Directors (the “Company Board”), in consultation with its outside legal counsel and financial advisors, carefully reviewed the Arcline proposal before determining to enter into Amendment No. 2. Following discussions with Arcline regarding its proposal, and after taking into consideration the terms of Amendment No. 2, the Company Board in good faith, after consultation with its outside legal counsel and financial advisors, determined that the Arcline proposal did not constitute a Superior Proposal, as such term is defined in the Merger Agreement, as compared to the transactions contemplated by the Merger Agreement, as amended by Amendment No. 2. The Company Board unanimously concluded that the difference in price contemplated by the Arcline proposal is more than offset by the increased deal certainty associated with the Merger Agreement, as amended by Amendment No. 2. The Merger Agreement, as amended by Amendment No. 2, also offers greater financing certainty and a clearer and faster path to receiving anticipated antitrust approvals. In the view of the Company Board, the time value of money considerations, along with the “ticking fee”, more than sufficiently offset the $1.00 difference between the $57.00 per share price offered by Arcline and the $56.00 per share price provided for by Amendment No. 2 prior to payment of any ticking fee.

The Company Board continues to unanimously recommend that CIRCOR stockholders vote in favor of the transaction with Parent.

The foregoing summary of the principal terms of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full copy of Amendment No. 2 filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 29, 2023, the Company issued a press release announcing entry into Amendment No. 2. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed acquisition of the Company by Parent. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the U.S. Securities and Exchange Commission (the "SEC") and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a Company stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at investors.circor.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, as amended by Amendment No. 1 and Amendment No. 2, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 15, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at investors.circor.com.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction with affiliates of KKR and the unsolicited Arcline proposal. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainty as to the Arcline proposal, including whether Arcline will continue to pursue a transaction with the Company, and if so, if the proposal will lead to a Superior Proposal; uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupts the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; inability to achieve expected results in pricing and cost cut actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of June 29, 2023, by and among Cube BidCo, Inc., Cube Merger Sub, Inc. and CIRCOR International, Inc.

99.1	Press Release issued on June 29, 2023

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023

CIRCOR International, Inc.

	By:	/s/ Jessica Wenzell
Name: Jessica Wenzell
Title: General Counsel & Chief People Officer